Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form F-1 of Digicel Group Limited of our report dated 24 June 2015, except for the Common Share Exchange described in Note 36 as to which the date is 17 September 2015, relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Kingston, Jamaica

2 October 2015